SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐    Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On February 17, 2010, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 4th quarter and full-year ended December 31, 2009.  A copy of priceline.com’s consolidated balance sheet at December 31, 2009, consolidated statement of operations for the three and twelve months ended December 31, 2009 and consolidated statement of cash flows for the twelve months ended December 31, 2009 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2009, consolidated statement of operations for the three and twelve months ended December 31, 2009 and consolidated statement of cash flows for the twelve months ended December 31, 2009 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On February 17, 2010, priceline.com announced its financial results for the 4th quarter and year-ended December 31, 2009.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had decreased year-over-year during the 4th quarter 2009 approximately 1% internationally and approximately 7% domestically.  The company noted that its 4th quarter 2009 year-over-year growth rates were favorably impacted by foreign currency exchange rates, which were “basically in line” with the company’s prior guidance. The company explained that year-over-year hotel room night reservation growth and hotel average daily rates during the 4th quarter 2009 were both better than the company’s assumptions used when it gave guidance in conjunction with reporting 3rd quarter 2009 results and helped the company exceed the high-end of its prior range of guidance.

The company explained that it had received conversion notices during the 1st quarter 2010 from holders of approximately $98 million principal amount of its outstanding convertible debt, leaving the company with approximately $98 million of outstanding convertible debt.

With respect to 1st quarter 2010 guidance, the company announced that it expected consolidated advertising expenses of approximately $118 to $121 million in the 1st quarter 2010 and expected approximately 90% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 1st quarter 2010 would be between $22 and $25 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $38 to $40 million in the 1st quarter 2010.  With respect to 1st quarter 2010, priceline.com stated it estimated that general and administrative expenses would be approximately $16 to $18 million, information technology expenses would be approximately $6 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.5 million.  Priceline.com said it expected expenses of approximately $0.5 million in the 1st quarter 2010 primarily associated with foreign exchange hedging expense and net interest expense.  Priceline.com estimated that it would have cash income tax expense of approximately $17 to $20 million in the 1st quarter 2010 comprised of income taxes in Europe and alternative minimum tax in the United States.

The company noted that its forecast for the remainder of the 1st quarter 2010 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.38 U.S. dollars per Euro, that the British Pound/U.S. Dollar exchange rate would be 1.58 U.S. Dollars per British Pound and assumed that the year-over-year rate of decline in hotel average daily rates would be “flat” to “slightly improved” as compared to the 4th quarter 2009.  The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 51 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-based awards, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s February 16, 2010 closing stock price of $211.21 per share.

The company emphasized that its 4th quarter 2009 year-over-year growth rates reflected favorable year-over-year comparisons with the 4th quarter 2008, a quarter that was significantly impacted by the economic downturn.  The company emphasized that its year-over-year “comps” would be increasingly more challenging throughout each quarter of 2010.  The company further explained that it had seen a deceleration in sequential unit growth rates year-to-date in the 1st quarter of 2010 both domestically and internationally.  The company noted that it expected that its growth rates in units sold would resume the pattern of deceleration in future quarters that the company began to experience before the onset of the worldwide recession.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 17, 2010 relating to, among other things, its 4th quarter and year-ended December 31, 2009 earnings. The consolidated balance sheet at December 31, 2009 and consolidated statement of operations for the three and twelve months ended December 31, 2009 and consolidated statement of cash flows for the twelve months ended December 31, 2009 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Daniel J. Finnegan
		Name:	Daniel J. Finnegan
		Title:	Chief Financial Officer

Date: February 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 17, 2010 relating to, among other things, its 4th quarter and year-ended December 31, 2009 earnings. The consolidated balance sheet at December 31, 2009 and consolidated statement of operations for the three and twelve months ended December 31, 2009 and consolidated statement of cash flows for the twelve months ended December 31, 2009 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”